Exhibit 23

               Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Art's-Way Manufacturing Co., Inc.
Armstrong, Iowa

We consent to the incorporation by reference in Registration Statement No. 33-53724 on Form S-8 related to the 401(k) Savings Plan and the Registration Statement on Form S-8 related to the 1991 Employee Stock Option Plan of Art's-Way Manufacturing Co., Inc. of our report, dated January 9, 2006 appearing in this Annual Report on Form 10-KSB of Art's-Way Manufacturing Co., Inc. for the year ended November 30, 2005.

                                          /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
February 22, 2007